NELNET STUDENT LOAN TRUST 200_-_

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                         STUDENT LOAN ASSET-BACKED NOTES


                                    FORM OF
                             UNDERWRITING AGREEMENT

                                                                          [Date]

[Names of Underwriters]

Ladies and Gentlemen:

         Nelnet Student Loan Funding, LLC, a Delaware limited liability company ("Nelnet Funding") proposes to cause Nelnet Student Loan Trust 200_-_, a Delaware business trust (the "Company"), to sell to [Names of the Underwriters] (each an "Underwriter" and collectively, the "Underwriters"), pursuant to the terms of this Underwriting Agreement, $__________ aggregate principal amount of the Company's Student Loan Asset-Backed Notes (the "Notes") in the classes and initial principal amounts set forth on Schedule A hereto. Zions First National Bank, a national banking association, will act as eligible lender (the "Eligible Lender") on behalf of the Company. The Notes will be issued under an Indenture of Trust dated as of _____ __, 200_ (the "Indenture") between the Company and Zions First National Bank, a national banking association, as indenture trustee (the "Trustee"). Upon issuance, the Notes will be secured by, among other things, Financed Eligible Loans (as defined in the Indenture) pledged to the Trustee and described in the Prospectus (as defined in Section 3 below). The Financed Eligible Loans will be serviced by NELnet, Inc., a Nevada Corporation ("NELnet") pursuant to a Servicing Agreement dated as of _____ __, 200_ (the "Servicing Agreement"), between NELnet and the Company. NELnet has entered into loan subservicing agreements with (i) InTuition, Inc., dated as of ______ __, 200_ (the "InTuition Subservicing Agreement") pursuant to which InTuition will act as subservicer with respect to certain of the Financed Eligible Loans and
(ii) Nelnet Loan Services, Inc. (formally known as UNIPAC Service Corporation) ("NLS") dated as of ______ __, 200_ (the "NLS Subservicing Agreement") pursuant to which NLS will act as subservicer with respect to certain of the Financed Eligible Loans. The InTuition Subservicing Agreement and the NLS Subservicing Agreement are referred to collectively as the "Subservicing Agreements."

         This Agreement, the Loan Purchase Agreement, dated as of _______ __, 200_ between _______ (the "Seller") and Nelnet Funding (along with the related Loan Transfer Addendum, the " Nelnet Funding Purchase Agreement"), the Loan Purchase Agreement, dated as of _______ __, 200_ between Nelnet Funding and the Company (along with the related Loan Transfer Addendum, the "Nelnet Trust Purchase Agreement Agreement" and, collectively with the Nelnet Funding Purchase Agreement, the "Purchase Agreements"), the Trust Agreement, dated as of _______ __, 200_, among NELnet, Inc., as Administrator, Wilmington Trust Company, as Delaware Trustee and Nelnet Funding, as Sponsor (the "Trust Agreement"), the Servicing Agreement, the Subservicing Agreements and the Indenture shall collectively hereinafter be referred to as the "Basic Documents."

         Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

         Nelnet Funding proposes to cause the Company, upon the terms and conditions set forth herein, to sell to each of the Underwriters on the Closing Date (as hereinafter defined) the aggregate principal amount of each Class of Notes set forth next to the name of each Underwriter on Schedule A hereto.

         Nelnet Funding wishes to confirm as follows this agreement with the Underwriters in connection with the purchase and resale of the Notes.

         1. AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) Nelnet Funding hereby agrees, subject to all the terms and conditions set forth herein, to cause the Company to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of Nelnet Funding herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters severally and not jointly agrees to purchase from the Company, such principal amount of each Class of the Notes at such respective purchase prices as are set forth next to the name of each Underwriter on Schedule A hereto.

                  (b) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

         2. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Kutak Rock LLP, Denver, Colorado, at 11:00 a.m., Denver time, on _______ __, 200_ (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Underwriters and Nelnet Funding.

         The Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Company in Federal Funds, by wire transfer to an account at a bank acceptable to the Underwriters, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by Nelnet Funding and the Underwriters, each Class of Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for DTC and/or by additional definitive securities, and will be registered, in the case of the global Classes of Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in Denver, Colorado, for inspection and packaging not later than 9:30 a.m., Denver time, on the business day next preceding the Closing Date.

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

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Nelnet Funding represents and warrants to each of the Underwriters that:

                  (a) A registration statement on Form S-3 (No. ________), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information incorporated by reference therein) are respectively referred to herein as the "Registration Statement" and the "Prospectus" respectively; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

                  (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to Nelnet Funding by the Underwriters, specifically for use therein.

                  (c) The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

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

                  (d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by Nelnet Funding or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

                  (e) The Indenture has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conform in all material respects to the description thereof in the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

                  (f) The Notes have been duly authorized by the Company and the Notes to be issued on the Closing Date, when executed by the Company and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus.

                  (g) Nelnet Funding is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus Supplement and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of Nelnet Funding.

                  (h) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from Nelnet Funding or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                  (i) There are no legal or governmental proceedings pending or threatened or, to the knowledge of Nelnet Funding contemplated, against Nelnet Funding, or to which Nelnet Funding or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of Nelnet Funding ("Material Adverse Effect"), or would materially and adversely affect the ability of Nelnet Funding, or the Company to perform its obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

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

                  (j) Neither the offer, sale or delivery of the Notes by the Company nor the execution, delivery or performance of this Agreement or the Basic Documents by Nelnet Funding or the Company, nor the consummation by Nelnet Funding or the Company of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of Nelnet Funding or the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which Nelnet Funding or the Company is a party or by which Nelnet Funding or the Company or any of its respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to Nelnet Funding or the Company or any of its respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Nelnet Funding or the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

                  (k) Nelnet Funding has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by Nelnet Funding of its obligations under, this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by Nelnet Funding and this Agreement and the other Basic Documents have been duly executed and delivered by Nelnet Funding and constitute the valid and legally binding agreements of Nelnet Funding, enforceable against Nelnet Funding in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (l) Nelnet Funding's assignment and delivery of Financed Eligible Loans to the order of the Trustee on behalf of the Company as of the applicable sale date described in the Purchase Agreements will vest in the Trustee on behalf of the Company all of Nelnet Funding's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

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

                  (m) The Company's assignment of the Financed Eligible Loans to the Trustee pursuant to the Indenture will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (n) The Company is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (o) The representations and warranties made by Nelnet Funding in any Basic Document to which Nelnet Funding is a party and made in any Officer's Certificate of the Company will be true and correct at the time made and on and as of the applicable Closing Date.

         4. AGREEMENTS OF NELNET FUNDING. Nelnet Funding agrees with each of the Underwriters as follows:

                  (a) Nelnet Funding will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and Nelnet Funding deem appropriate in connection with the offering of the Notes, and Nelnet Funding will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Act, but Nelnet Funding will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; Nelnet Funding will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as Nelnet Funding is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, Nelnet Funding promptly will notify each of the Underwriters of such event and will promptly prepare and file with the SEC, at its own expense, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance. Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (c) Nelnet Funding will immediately inform the Underwriters
         (i) of the receipt by Nelnet Funding of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which Nelnet Funding is a party relating to the offering or sale of the Notes.

                  (d) Nelnet Funding will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

                  (e) No amendment or supplement will be made to the Registration Statement or Prospectus which the Underwriters shall not previously have been advised or to which it shall reasonably object after being so advised.

                  (f) Nelnet Funding will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall Nelnet Funding be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                  (g) Nelnet Funding consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by Nelnet Funding.

                  (h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by Nelnet Funding, Nelnet Funding shall cause to be furnished such documents and such other actions to be taken.

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

                  (i) So long as any of the Notes are outstanding, Nelnet Funding will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning Nelnet Funding as the Underwriters may request from time to time.

                  (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriters terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of Nelnet Funding to comply with the terms or fulfill any of the conditions of this Agreement, Nelnet Funding agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of Nelnet Funding for loss of profits or otherwise.

                  (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

                  (l) Except as stated in this Agreement and in the Prospectus, Nelnet Funding has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

                  (m) For a period from the date of this Agreement until the retirement of the Notes, the Company will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee or Nelnet Funding pursuant to the Servicing Agreement as soon as such statements and reports are furnished to the Trustee or Nelnet Funding.

                  (n) On or before the Closing Date, Nelnet Funding shall mark its accounting and other records, if any, relating to the Financed Eligible Loans and shall cause the Servicer, InTuition and NLS to mark their respective computer records relating to the Financed Eligible Loans to show the absolute ownership by the Trustee, as eligible lender of, and the interest of the Company in, the Initial Financed Eligible Loans, and from and after each Closing Date Nelnet Funding will take, or cause the Servicer, InTuition and NLS to take, as the case may be, such actions with respect to the respective records of each with regard to any Additional Acquired Eligible Loans at the time of the acquisition thereof by the Trustee on behalf of the Company and Nelnet Funding shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Company in, the Financed Eligible Loans, other than as permitted by the Basic Documents.

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

                  (o) For the period beginning on the date of this Agreement and ending 90 days hereafter, none of Nelnet Funding and any entity affiliated, directly or indirectly, with Nelnet Funding will, without the prior written notice to the Underwriters, offer to sell or sell notes (other than the Notes) collateralized by FFELP Loans; provided, however, that this shall not be construed to prevent the sale of FFELP Loans by Nelnet Funding.

                  (p) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then, immediately following the execution of this Agreement, Nelnet Funding will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the 1933 Act, copies of an amended Prospectus containing all information so omitted.

                  (q) As soon as practicable, but not later than 16 months after the date of this Agreement, Nelnet Funding will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and
         (iii) the date of the Company's most recent Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

         5. INDEMNIFICATION AND CONTRIBUTION. (a) Nelnet Funding agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to Nelnet Funding by such Underwriter expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 10 of this Agreement; provided, however, that the indemnification contained in this paragraph

                  (a) with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the of Notes by an Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus and such Underwriter sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented but excluding documents incorporated by reference therein) if Nelnet Funding has previously furnished sufficient copies thereof to such Underwriter. The foregoing indemnity agreement shall be in addition to any liability which Nelnet Funding may otherwise have.

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

                  (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against Nelnet Funding, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless Nelnet Funding and its directors and officers, and any person who controls Nelnet Funding within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from Nelnet Funding to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to an Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in
         Section 10 of this Agreement. If any action, suit or proceeding shall be brought against Nelnet Funding, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to Nelnet Funding by paragraph
         (b) above (except that if Nelnet Funding shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and Nelnet Funding, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by Nelnet Funding on the one hand and the applicable Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Nelnet Funding on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Nelnet Funding on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of Nelnet Funding on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Nelnet Funding on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Nelnet Funding and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
         Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of Nelnet Funding and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, Nelnet Funding or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, Nelnet Funding or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

         6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions precedent:

                  (a) All actions required to be taken and all filings required to be made by Nelnet Funding under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Nelnet Funding or the Underwriters, shall be contemplated by the Commission.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of Nelnet Funding, the Sellers, the Servicer, InTuition or NLS not contemplated by the Registration Statement, which in the opinion of the Underwriters, would materially adversely affect the market for the Notes, (ii) any downgrading in the rating of any debt securities of trusts sponsored by Nelnet Funding, a Seller, the Servicer, InTuition or NLS by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of trusts sponsored by Nelnet Funding, a Seller, the Servicer, InTuition or NLS (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or (iii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of Nelnet Funding and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes.

                  (c) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel to Nelnet Funding and the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the status of Nelnet Funding and the Company, to each of the Purchase Agreements, Servicing Agreement, Indenture and this Agreement and to the validity of the Notes and such related matters as you shall reasonably request. In addition, you shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for Nelnet Funding and the Company, in form and substance satisfactory to you and your counsel, concerning "true sale," "non- consolidation" and "first perfected security interest" and certain other issues with respect to the transfer of the Financed Eligible Loans from the Sellers to Nelnet Funding, from Nelnet Funding to the Company and from the Company to the Trustee.

                  (d) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for Nelnet Funding and the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that the statements in the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                  (e) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for Nelnet Funding and the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Notes for federal tax purposes.

                  (f) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as Underwriters' Counsel, dated the Closing Date, in form and substance satisfactory to you.

                  (g) You shall have received an opinion addressed to you of Ballard Spahr Andrews & Ingersoll LLP, in its capacity as counsel for Nelnet Funding and the Company, dated the Closing Date in form and substance satisfactory to you and your counsel with respect to the Prospectus and the Registration Statement and certain matters arising under the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

                  (h) You shall have received opinions addressed to you of Perry, Guthery, Haase & Gessford, P.C. in their capacity as counsel to NELnet and each of the Sellers, each dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                           (i) Each of NELnet and each of the Sellers is a
                  corporation in good standing under the laws of their respective states of incorporation; each having the full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under each of the Servicing Agreements, the Purchase Agreements and the Subservicing Agreements to which it is a party.

                           (ii) The Purchase Agreements have been duly
                  authorized, executed and delivered by the respective Seller and the Servicing Agreement and the Subservicing Agreements have been duly authorized, executed and delivered by NELnet and each such agreement is the legal, valid and binding obligations of the respective Seller and NELnet, as the case may be, enforceable against each such Seller and NELnet, as the case may be, in accordance with their respective terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) Neither the execution and delivery by NELnet of
                  the Servicing Agreement or the Subservicing Agreements, or the execution by each Seller of the respective Purchase Agreement, nor the consummation by NELnet or each Seller of the transactions contemplated therein nor the fulfillment of the terms thereof by NELnet or each Seller will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the by-laws of NELnet or each Seller or of any indenture or other agreement or instrument to which NELnet or any Seller is a party or by which NELnet or any Seller is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to NELnet or any Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over NELnet or any Seller.

                           (iv) There are no actions, proceedings or
                  investigations pending or, to the best of such counsel's knowledge after due inquiry and reasonable investigation, threatened against NELnet or any Seller before or by any governmental authority that might materially and adversely affect the performance by NELnet or any Seller of its obligations under, or the validity or enforceability of, the Servicing Agreement, the Subservicing Agreements or the Purchase Agreements to which it is a party.

                           (v) Nothing has come to such counsel's attention that
                  would lead such counsel to believe that the representations and warranties of NELnet contained in the Servicing Agreement, or the Subservicing Agreements or the representations and warranties of the Sellers contained in the Purchase Agreements are other than as stated therein.

                           (vi) No authorization, approval, or other action by,
                  and no notice to or filing with, any governmental authority or regulatory body is required (a) for the due execution, delivery and performance by NELnet of the Servicing Agreement or the Subservicing Agreements, (b) for the due execution, delivery and performance by each Seller of the respective Purchase Agreement or (c) for the perfection of the Company's and the Trustee's interest in the Student Loans sold pursuant to the Purchase Agreements or the exercise by the Company (or its permitted assigns) and the Trustee of their rights and remedies under the Purchase Agreements, including specifically the filings of any Uniform Commercial Code financing statements, except for the execution and delivery of the Guarantee Agreements. ------

                           (vii) The Purchase Agreements together with the
                  related bill of sale and blanket endorsement effects a valid sale to the Trustee of the Student Loans to be sold under the Purchase Agreements enforceable against creditors of, and purchasers from, the respective Seller.

                           (viii) As of the date specified in a schedule to such
                  opinion, there were no (a) UCC financing statements naming a Seller as debtor or seller and covering any Student Loans to be sold under the related Purchase Agreement or interest therein or (b) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any Student Loan to be sold under the related Purchase Agreement or interest therein, listed in the available records in the respective offices set forth in such schedule opposite each such date (which are all of the offices that are prescribed under either the internal law of the conflict of law rules of the Nebraska UCC as the offices in which filings should be made to perfect security interests in Student Loans), except as set forth in such schedule.

                           (ix) As of the date of such opinion, by executing the
                  Guarantee Agreements and upon execution and delivery of the instruments of transfer described in the Purchase Agreements and notification of the Guarantors and borrowers of the transfer contemplated thereby, and assuming that the Trustee is an eligible lender as that term is defined in 20 U.S.C.ss.1085(d)(1) of the Higher Education Act of 1965, as amended, the Trustee on behalf of the Company will be entitled to the benefit of the applicable Guarantor and/or Department of Education payments under the Act related to the Student Loans sold from time to time under the Purchase Agreements, subject to the terms and conditions of the Guarantee Agreements and the Act.

                  (i) You shall have received opinions addressed to you of Richards, Layton & Finger, in their capacity as counsel to the Delaware Trustee, the Company and Nelnet Funding, dated the Closing Date and in form and substance satisfactory to you and your counsel.

                  (j) You shall have received an opinion addressed to you of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel, to the effect that:

                           (i) The Trustee is a national banking association
                  duly organized and validly existing under the laws of the United States of America.

                           (ii) The Trustee has the full corporate trust power
                  to accept the office of indenture trustee under the Indenture and to enter into and perform its obligations under the Indenture, the Custodian Agreements and each Guarantee Agreement.

                           (iii) The execution and delivery of each of the
                  Indenture, the Custodian Agreements and each Guarantee Agreement, and the performance by the Trustee of its obligations under the Indenture, the Custodian Agreements and each Guarantee Agreement, have been duly authorized by all necessary action of the Trustee and each has been duly executed and delivered by the Trustee.

                           (iv) The Indenture, the Custodian Agreements and each
                  Guarantee Agreement constitute valid and binding obligations of the Trustee enforceable against the Trustee.

                           (v) The execution and delivery by the Trustee of the
                  Indenture, the Custodian Agreement and each Guarantee Agreement do not require any consent, approval or authorization of, or any registration or filing with, any state or United States Federal governmental authority.

                           (vi) Each of the Notes has been duly authenticated by
                  the Trustee.

                           (vii) Neither the consummation by the Trustee of the
                  transactions contemplated in the Indenture, the Custodian Agreements and each Guarantee Agreement nor the fulfillment of the terms thereof by the Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee or any of its subsidiaries.

                           (viii) There are no actions, suits or proceedings
                  pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Trustee (as indenture trustee under the Indenture or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, the Indenture, the Custodian Agreements or any Guarantee Agreement.

                           (ix) The execution, delivery and performance by the
                  Trustee of the Indenture, the Custodian Agreements or any Guarantee Agreement will not subject any of the property or assets of the Company or any portion thereof, to any lien created by or arising under the Indenture that is unrelated to the transactions contemplated in such agreements.

                           (x) The Trustee is an "eligible lender" for purposes
                  of the FFELP Program in its capacity as trustee with respect to Financed Eligible Loans held under the Indenture.

                  (k) You shall have received certificates addressed to you dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each Seller and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of such Seller or the Servicer, as the case may be, contained in the respective Purchase Agreement, the Servicing Agreement and the Subservicing Agreements, as applicable, are true and correct in all material respects, that each of such Seller and the Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that they have reviewed the Prospectus and that the information therein regarding such Seller or the Servicer, as applicable, is fair and accurate in all material respects, and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or properties of such Seller or the Servicer, as applicable, has occurred.

                  (l) You shall have received certificates addressed to you dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of InTuition and NLS in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of InTuition and NLS contained in the Subservicing Agreements are true and correct in all material respects, that each of InTuition and NLS has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that they have reviewed the Prospectus and that the information therein regarding InTuition and NLS is fair and accurate in all material respects, and
         (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of InTuition and NLS has occurred.

                  (m) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of ________________ reflecting the grant of the security interest by the Company in the Financed Eligible Loans and the proceeds thereof to the Trustee.

                  (n) You shall have received a certificate addressed to you dated the Closing Date from a responsible officer acceptable to you of the Trustee in form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

                  (o) The Underwriters shall have received on the Closing Date from _______________ a letter dated the Closing Date, and in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Eligible Loans and setting forth the results of such specified procedures.

                  (p) All the representations and warranties of Nelnet Funding and the Company contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by an executive officer of Nelnet Funding to the effect set forth in this Section 6(p) and in
         Section 6(q) hereof.

                  (q) Neither Nelnet Funding nor the Company shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (r) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Underwriters), in lieu of or in addition to the legal opinions referred to in this Section 6, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

                  (s) Each class of Class A Notes shall be rated "AAA", "AAA" and "Aaa", respectively, by Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies ("S&P"), and Moody's Investors Services, Inc. ("Moody's"), the Class B Notes shall be rated "A", "A" and "A2", or higher, by Fitch, S&P and Moody's, respectively, and that neither Fitch, S&P nor Moody's have placed the Notes under surveillance or review with possible negative implications.

                  (t) You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Financed Eligible Loans as described in the Prospectus and the recordation thereof on the Sellers', InTuition's and NLS's computer systems.

                  (u) You shall have received certificates addressed to you dated the Closing Date from officers of Nelnet Funding addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

                  (v) You shall have received a signed Indemnity Agreement from Nelnet Loan Services, Inc. in form and substance satisfactory to you and your counsel.

                  (w) You shall have received such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Notes.

         Nelnet Funding will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

         7. EXPENSES. Nelnet Funding agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, the Prospectus and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) qualification of the Indenture under the Trust Indenture Act;
(vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the fees and disbursements of (A) the Company's counsel, (B) the Underwriters' counsel, (C) the Trustee and its counsel, (D) the Delaware Trustee and its counsel, (E) the Depository Trust Company in connection with the book-entry registration of the Notes, (F) the SEC and (G) _______________, accountants for the Company and issuer of the Comfort Letter; and (viii) the fees charged by S&P, Fitch and Moody's for rating the Notes.

         8. EFFECTIVE DATE OF AGREEMENT. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by Nelnet Funding, by notifying each of the Underwriters, or by the Underwriters, by notifying Nelnet Funding.

         Any notice under this Section 8 may be given by telecopy or telephone but shall be subsequently confirmed by letter.

         9. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to Nelnet Funding, by notice to Nelnet Funding, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to Nelnet Funding by telecopy or telephone and shall be subsequently confirmed by letter.

         10. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth under the heading "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 5 hereof.

         11. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriter (the "Non-Defaulting Underwriter") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriter shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or Nelnet Funding shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         12. COMPUTATIONAL MATERIALS. (a) It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with Nelnet Funding's offering of the Notes, subject to the following conditions:

                           (i) The Underwriters shall comply with all applicable
                  laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

                           (ii) As used herein, "Computational Materials" and
                  the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

                           (iii) Each Underwriter shall provide Nelnet Funding
                  with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by Nelnet Funding for use by such Underwriter. Each Underwriter shall provide to Nelnet Funding, for filing on Form 8-K as provided in Section 11(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to Nelnet Funding not later than 10:00 A.M., Colorado time, one business day before filing thereof is required pursuant to the terms of this Agreement.

                           (iv) If an Underwriter does not provide the
                  Computational Materials to Nelnet Funding pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the applicable Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

                           (v) In the event of any delay in the delivery by an
                  Underwriter to Nelnet Funding of all Computational Materials required to be delivered in accordance with subsection
                  (a)(iii) above, Nelnet Funding shall have the right to delay the release of the Prospectus to investors or to such Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow Nelnet Funding to comply with its agreement set forth in
                  Section 11(b) to file the Computational Materials by the time specified therein.

                  (b) Nelnet Funding shall file the Computational Materials (if any) provided to it by the Underwriter under Section 11(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 5:30 P.M., New York time, on the date required pursuant to the Kidder/PSA Letters.

         13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective indemnities, agreements, representations, warranties and other statements of Nelnet Funding or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of Nelnet Funding submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, Nelnet Funding or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

         14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to Nelnet Funding, at _________________________, Attention: ____________, and (ii) if to the
Underwriters, to the address of the respective Underwriter set forth above with a copy to Richard L. Fried, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

         This Agreement has been and is made solely for the benefit of the Underwriters, Nelnet Funding, the Company, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Notes in his status as such purchaser.

         15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

         Nelnet Funding hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.



                  [Remainder of page intentionally left blank.]

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                                            Very truly yours,
                                            NELNET STUDENT LOAN FUNDING, LLC
                                            By ____________________________
                                            Name:  ________________________
                                            Title: ________________________

Confirmed as of the date first
above mentioned.

[NAME OF UNDERWRITER]


By ____________________________
Name:  ________________________
Title: ________________________


[NAME OF UNDERWRITER]

By ____________________________
Name:  ________________________
Title: ________________________

                                                                  SCHEDULE A


--------------- ------------------ --------------------- -------------------
     Notes            [Name of     [Name of Underwriter]      TOTAL
                    Underwriter]
--------------- ------------------ --------------------- -------------------

200_-_-_        $_________         $_________            $_________
--------------- ------------------ --------------------- -------------------

200_-_-_        $_________         $_________            $_________
--------------- ------------------ --------------------- -------------------

200_-_-_        $_________         $_________            $_________
--------------- ------------------ --------------------- -------------------



                                          Terms of the Notes

Class        Interest Rate             Final Maturity Date  Price to Public  Underwriting Discount   Proceeds to Issuer
-----        -------------             -------------------  ---------------  ---------------------   ------------------
200_-_-_     3-month LIBOR plus ___%   ____ __, 20__              ___%                ___%                    $_________
200_-_-_     3-month LIBOR plus ___%   ____ __, 20__              ___%                ___%                    $_________
200_-_-_     3-month LIBOR plus ___%   ____ __, 20__              ___%                ___%                    $_________
TOTAL                                                                                                      $____________
